EXHIBIT 10(r)

                              SEVERANCE AGREEMENT
                              -------------------

         This Severance Agreement (the "Agreement") is made and entered into by and between BERGEN BRUNSWIG CORPORATION, a New Jersey corporation (the "Company"), and Milan A. Sawdei ("Executive") as of this 21st day of April, 1994.


                                    RECITALS
                                    --------

    1. The Company and Executive have heretofore entered into an employment relationship. The Company considers the continued services of Executive to be in the best interest of the Company and its shareholders and desires to assure the continued services of Executive on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company.

    2. Executive is willing to remain in the employ of the Company upon the understanding that the Company will provide income security upon the terms and subject to the conditions contained herein if Executive's employment is terminated voluntarily for Good Reason (defined below) or involuntarily after a Change in Control (defined below).


                                   AGREEMENT
                                   ---------

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

    I. Definitions. For purposes of this Agreement the following capitalized terms shall have the following meanings:

         A. Base Amount. "Base Amount" shall have the same meaning as set forth in Code Section 280G(b)(3).

         B. Change in Control. A "Change in Control" shall be deemed to occur 90 days prior to the occurrence of any of the following events:

              a. any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, provided however that for purposes of this calculation, purchases by employee benefit plans of the Company and purchases by the Company itself shall be disregarded;

              b.   there shall be consummated:

                   (i) any consolidation, merger or transaction in the nature of a Code Section 351 transaction (whether or not it meets the requirements for nonrecognition of gain under Code Section 351) of the Company in which either the Company is not the continuing or surviving corporation, the majority of the common stock of the Company is no longer held by holders of the Company common stock immediately prior to the transaction or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property; provided however, that a consolidation, merger or transaction in the nature of a Code Section 351 transaction in which the holders of the Company's common stock immediately prior to the merger own, on a proportionate basis, at least 80% of the common stock of the surviving corporation immediately after the transaction shall not be considered a Change in Control; or

                   (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the operating assets of the Company;

              c. the stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company; or

              d. during any rolling period of two consecutive years ending on any date after the date of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; provided, however, that no director shall be considered to have been so approved if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

         C. Code. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         D.   day(s).  "day(s)" shall mean calendar day(s).

         E. For Cause. "For Cause" shall mean an act or acts of dishonesty by Executive constituting a felony under applicable law and resulting or intending to result directly or indirectly in gain to or personal enrichment of Executive at the Company's expense. In addition, "For Cause" shall include anything defined as "for cause" or "cause" under any written employment with Executive. Without limiting the foregoing, For Cause shall not include (i) the termination of Executive because of or arising from Executive's permanent disability, or
(ii) the voluntary termination or retirement of Executive.

         F. 4999 Amount. "4999 Amount" shall mean the amount of excise tax that Executive, in Tax Counsel's Opinion, shall be liable for under Code Section 4999, or any successor provision, after taking into consideration all compensation includable in the Code Section 280G (or its successor) computation other than compensation or benefits specifically contractually excluded from this computation under terms set forth in the applicable benefit plan or other written agreement between the Company and Executive. Without limiting the foregoing, the Code Section 280G computation shall take into account all Gross-up Bonus payments received or to be received by Executive under this Agreement.

         G.   Good Reason.  "Good Reason" shall mean any of the following:

              a. without the express written consent of Executive, any material change by the Company in Executive's function, duties, or responsibilities which change would cause Executive's position with the Company to become of less dignity, responsibility, importance, or scope from the position and attributes that applied to him immediately prior to the Change in Control;

              b. any material failure by the Company to comply with any of the provisions of this Agreement;

              c. the Company's requiring Executive to be based at any office or location more than 25 miles from the office at which Executive is based on the date immediately preceding the Change in Control, except for travel reasonably required in the performance of Executive's responsibilities and commensurate with the amount of travel required of Executive prior to the Change in Control; or

              d. any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

         H. Gross-up Bonus. "Gross-up Bonus" shall mean a lump sum bonus, payable to Executive in accordance with the terms of this Agreement, equal to the amount, in Tax Counsel's Opinion, necessary to provide Executive an "after-income tax" dollar amount equal to the 4999 Amount. For purposes of this Agreement, the "after-income tax" dollar amount shall be computed as an after-income tax, before Code Section 4999 excise tax dollar amount, the intent being that Executive shall have sufficient after-income tax dollars to pay the Code Section 4999 excise tax. The calculation shall take into account any Gross-up Bonus that will be paid to the extent that such bonus increases the

4999 Amount, thereby increasing the bonus necessary to provide Executive with sufficient after-income tax dollars to pay the increased Code Section 4999 excise tax. The maximum combined marginal federal and applicable state(s) income tax rate in effect for the year in which the Gross-up Bonus is to be paid shall be used in computing the Gross-up Bonus.

         I. Notice of Termination. "Notice of Termination" shall mean a written notice setting forth in reasonable detail (i) the specific reasons for termination, including the facts and circumstances claimed to provide a basis for termination of employment and, where applicable, the provisions in this Agreement relied upon, and (ii) the date of Executive's termination of employment, which shall be no earlier than 30 days after such Notice is received by the other party.

         J. Severance Benefit Multiple. The "Severance Benefit Multiple" shall be the number set forth in the following schedule for the period of time that has elapsed from the occurrence of a Change in Control to the effective date of Executive's termination of employment.

         No. of Years From
         Occurrence of                 Severance Benefit
         Change in Control             Multiple
         -------------------           --------------------
         From zero to three                2.99

         More than three                   0.00

         K. Severance Payment. "Severance Payment" shall have the meaning set forth in Section IV, Paragraph A.

         L. Tax Counsel. "Tax Counsel" shall mean an attorney at law or certified public accountant who (i) is a partner at a law firm of at least 25 attorneys or at a "Big 6" national accounting firm, and such firm has not provided services to the Company or any person described in subsection I.B.a above, or any affiliate of the Company or such person, within the last year,
(ii) is experienced in matters concerning Code Section 280G, and (iii) is retained pursuant to Section VI below.

    II.  Employment Relationship.

         A. Except as specifically provided herein, nothing in this Agreement shall confer upon Executive any right to be retained in the service of the Company.

         B. After a Change in Control and during the term of this Agreement, Executive may terminate employment with the Company at any time if Executive has made a good faith reasonable determination that Good Reason exists for this termination. Except as otherwise provided in any written employment agreement between Executive and the Company, any such termination shall not be treated as a breach of Executive's employment relationship with the Company.

    III. Term of Agreement.

         Prior to a Change in Control, this Agreement shall terminate upon Executive's termination of employment with the Company for any reason whatsoever. After a Change in Control, this Agreement shall terminate (i) in the case of a termination described in Section IV, Paragraph A below, upon payment to Executive of all amounts owed pursuant to this Agreement; (ii) in all other cases, one and one-half years after Executive's termination of employment with the Company, unless notice pursuant to Section VI, Paragraph A has been given, in which case upon payment to Executive of all amounts owed pursuant to this Agreement. In all events, this Agreement shall terminate three years and one day after a Change in Control unless Executive becomes entitled to a payment under Section IV, Paragraph A or Section V within such period.

    IV.  Severance Payment Upon Termination of Employment.

         A. If Executive's employment with the Company is terminated after a Change in Control (i) by the Company other than For Cause, (ii) by Executive, based on a good faith reasonable determination that Good Reason exists, or (iii) by Executive, for any reason, within 180 days after a Change in Control, the Company shall pay to Executive within ten (10) days of the effective date of termination, a cash lump sum payment equal to the Severance Benefit Multiple multiplied by Executive's Base Amount (Executive's "Severance Payment").

         B. Any termination of Executive's employment by the Company or by Executive shall be communicated by a Notice of Termination to the other party. At the option of Executive, any purported termination of Executive's employment by the Company that is not effected pursuant to a Notice of Termination satisfying the requirements of Section I, Paragraph I shall not be effective.

         C. If Executive gives the Company a Notice of Termination which states that the basis for Executive's termination of employment is Good Reason, the Company shall have ten (10) days after receipt of such Notice to remedy the facts and circumstances that provided Good Reason. Executive shall make a good faith reasonable determination immediately after such ten (10) day period whether such facts and circumstances have been remedied and shall communicate Executive's determination in writing to the Company. If Executive determines that adequate remedy has occurred, Executive's termination, and the Notice of Termination, shall become null and void and Executive shall continue in the employ of the Company as if no Notice of Termination had been given. If Executive determines that adequate remedy has not occurred, then Executive's initial Notice of Termination shall remain in effect. Any determination by Executive that Good Reason exists for Executive's termination of employment and that adequate remedy has not occurred shall be presumed correct and shall govern unless the party contesting the determination shows by a clear preponderance of the evidence that it was not a good faith reasonable determination.

         D. Notwithstanding any dispute concerning whether Good Reason exists for termination of employment or whether adequate remedy has occurred, the Company shall pay Executive's Severance Payment in accordance with this Section
IV. Executive may be required to repay some or all of such amounts to the Company if any such dispute is finally determined adversely to Executive; the Company may be required to pay additional amounts to Executive if such dispute is finally determined adversely to the Company.

    V.   Gross-up Bonus.

         A. The Company shall pay to Executive within ten (10) days of the receipt of Tax Counsel's Opinion described in Section VI below, a cash lump sum payment equal to the Gross-up Bonus, along with a copy of Tax Counsel's opinion.

         B. Notwithstanding any dispute that arises with respect to Tax Counsel's calculation of the Gross-up Bonus, the Company shall pay a bonus at least equal to the Gross-up Bonus as calculated in Tax Counsel's Opinion in accordance with this Section V. Executive may be required to repay some or all of such amounts to the Company if any such dispute is finally determined adversely to Executive; the Company may be required to pay additional amounts to Executive if such dispute is finally determined adversely to the Company.

    VI.  Retention of Tax Counsel; Tax Counsel's Opinion.

         A. If the Company or Executive believes that Code Section 4999 will apply to Executive, such party shall notify the other party. Within three (3) days of such notice, the Company shall request the Company's independent auditors to select Tax Counsel to calculate the 4999 Amount and the Gross-up Bonus. Such Tax Counsel shall be retained by the Company within ten (10) days of the notice described in the first sentence of this Section VI, Paragraph A. Tax Counsel's fees and other costs shall be paid by the Company.

         B. Within thirty (30) days of retention, Tax Counsel shall prepare a written opinion addressed to both the Company and Executive, setting forth its determination of the 4999 Amount and the Gross-up Bonus applicable to Executive. Tax Counsel's opinion shall set forth his or her calculations and factual assumptions used in arriving at his or her opinion.

         C. For purposes of Tax Counsel's opinion, Tax Counsel may take into account such facts and circumstances as he or she deems relevant. Tax Counsel also may take into account such authorities as he or she deems relevant, and shall not be limited to those items that constitute "substantial authority" under Section 6661 of the Code.

         D. Unless it can be shown that the factual assumptions or the mathematical calculations are erroneous, Tax Counsel's written opinion shall be binding on the Company and Executive for all purposes under this Agreement.

    VII. Damages.

         Executive shall not be required to mitigate damages with respect to the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by retirement benefits or deferred compensation.

   VIII. Successor to the Company.

         The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

    IX.  Heirs of Executive.

         This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

    X.   Notice.

         For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by messenger or in person, or two (2) days after being mailed by the United States registered or certified mail, return receipt requested, postage prepaid, as follows:

          If to the Company:

          Bergen Brunswig Corporation
          4000 Metropolitan Drive
          Orange, California 92668
          Attn:  Executive Vice President,
                 Chief Legal Officer & Secretary

          If to Executive:

          Milan A. Sawdei
          6109 Costa del Ray
          Long Beach, California  90803

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

    XI. Legal Costs. The Company shall pay to Executive all reasonable attorneys' fees and necessary costs and disbursements incurred by or on behalf of Executive in connection with or as a result of a dispute under this Agreement, whether or not Executive ultimately prevails. Attorneys' fees shall be paid by the Company within 30 days of presentment by Executive to the Company of an invoice received by Executive from the Executive's attorneys. Any late payments under this Section shall bear interest at a rate of twenty percent (20%) per month.

    XII. Miscellaneous.

         A. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California (excluding principles of conflicts of law).

         B. Entire Agreement; Amendment. This Agreement contains the full and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior representations and understandings, whether oral or written. This Agreement may only be amended by a writing signed by the Company, acting through its board of directors, and Executive.

         C. Severability. In the event that any provision hereof or any obligation or grant of rights herein is found invalid or unenforceable pursuant to judicial decree or decision, any such provision, obligation or grant of rights shall be deemed and construed to extend only to the maximum extent permitted by law, and the remainder of this Agreement shall remain valid and enforceable according to its terms.

         D. Waiver. The waiver, express or implied, by any party of any right hereunder or with respect to any failure to perform or breach hereof, shall not constitute or be deemed a waiver of any other rights hereunder or of any other failure to perform or breach hereof, whether of a similar or dissimilar nature thereto.

         E. Headings. Headings to sections hereof are for convenience of reference only and shall not be construed to alter or affect the meaning of any provision of this Agreement.

         F. Claims Procedure. The Company shall establish a claims procedure in accordance with Section 503 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"), to the extent necessary to comply with ERISA.

         G. Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to Executive or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

         H. Injunctive Relief. If there is a breach or threatened breach of the provisions of this Agreement, the non-breaching party shall be entitled to an injunction restraining the breaching party from such breach. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies for a breach or threatened breach of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                             "The Company"

                             BERGEN BRUNSWIG CORPORATION,
                                a New Jersey corporation,



                             By /s/ Dwight A. Steffensen
                                ----------------------------------------
                                    Dwight A. Steffensen

                             Its  President and Chief Operating Officer



                             "Executive"



                             By /s/ Milan A. Sawdei
                                ----------------------------------------
                                    Milan A. Sawdei

                                  Schedule 10(r)
                                  --------------


The Company has entered into the identical severance agreements, a form of which is affixed as Item 10(r) with the following executive officers:

Robert E. Martini (Chairman of the Board and Chief Executive Officer)

Dwight A. Steffensen (President and Chief Operating Officer)

Neil F. Dimick (Executive Vice President and Chief Financial Officer)

Milan A. Sawdei (Executive Vice President, Chief Legal Officer and Secretary)

Denny W. Steele (Executive Vice President, Chief Information Officer)

In addition, the Company has entered into identical severance agreements with six other officers, except that the severance benefit multiple of such agreements is equal to 1.0. These six officers are also part of the group of eight officers referenced in the second paragraph of Schedule 10(q).